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                                                                    EXHIBIT 4(h)



                             CERTIFICATE OF TRUST

        The undersigned, the trustees of CMS Energy Trust II desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. Section 3810, hereby certify as follows:

        1. The name of the business trust being formed hereby (the "Trust") is CMS Energy Trust II.

        2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                        The Bank of New York (Delaware),
                        a Delaware Banking corporation
                        White Clay Center, Route 273
                        Newark, Delaware  19711

        3. This certificate of Trust shall be effective as of the date of filing.

Dated:  May 21, 1997

                                        /s/ Alan M. Wright
                                        -------------------------------------
                                        Alan M. Wright, as Trustee

                                        /s/ Thomas A. McNish
                                        -------------------------------------
                                        Thomas A. McNish, as Trustee

                                        The Bank of New York (Delaware),
                                          as Trustee

                                        By: /s/ Frederick Clark
                                            ---------------------------------
                                            Name:  Frederick Clark
                                            Title:  Authorized Signatory



                              STATE OF DELAWARE
                              SECRETARY OF STATE
                           DIVISION OF CORPORATIONS
                          FILED 05:30 A.M. 05/22/1997
                              971168341-2733516